UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011 (March 10, 2011)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.    Entry Into a Material Definitive Agreement

Information reported under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 1.02.    Termination of a Material Definitive Agreement

On March 10, 2011, BlackRock, Inc. ("BlackRock" or "we") fully prepaid the outstanding obligations under its Five-Year Revolving Credit Agreement, dated as of August 22, 2007, by and among BlackRock, the lenders party thereto and Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) ("the Existing Credit Agreement"), at which time the Existing Credit Agreement was terminated, subject to the survival of any provisions which by their terms survive the prepayment and the termination.  The payment was in the amount of $182,444.45 for various fees.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 10, 2011, BlackRock and certain of its subsidiaries entered into a five-year $3.5 billion unsecured revolving credit facility, including a $1.0 billion letter of credit subfacility and a $250 million swingline subfacility with Wells Fargo Bank, National Association, as administrative agent, swingline lender, issuing lender and L/C agent, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, Citibank, N.A., as syndication agent and Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents (the “2011 Credit Facility” or “facility”).  The facility includes an accordion feature, which would allow us to increase, from time to time, with willing lenders, the overall size of the facility, with the aggregate amount of commitment increases pursuant to this feature not to exceed $1.0 billion.  The facility also allows for alternative currency loans, and permits BlackRock to designate certain wholly-owned subsidiaries as designated borrowers with the ability to receive loans and have letters of credit issued under the facility.  We may borrow amounts, and repay amounts, under the facility from time to time.

BlackRock’s obligations under the facility are unsecured and are not guaranteed by any of its subsidiaries.  All obligations of any subsidiary borrower under the facility are guaranteed by BlackRock.  The facility matures on March 10, 2016.  The facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants.

The facility also contains various standard events of default, the occurrence of which could result in a termination by the lenders and the acceleration of all of BlackRock’s and its subsidiary borrowers’ obligations under the facility.

The foregoing description of the terms and conditions of the 2011 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2011 Credit Facility, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

10.1
Form of Five-Year Revolving Credit Agreement, dated as of March 10, 2011, by and among BlackRock, Inc., certain of its subsidiaries, Wells Fargo Bank, National Association, as administrative agent, swingline lender, issuing lender and L/C agent, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, Citibank, N.A., as syndication agent and Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: March 11, 2011
	By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title	Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Form of Five-Year Revolving Credit Agreement, dated as of March 10, 2011, by and among BlackRock, Inc., certain of its subsidiaries, Wells Fargo Bank, National Association, as administrative agent, swingline lender, issuing lender and L/C agent, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, Citibank, N.A., as syndication agent and Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents.